                                                            EXHIBIT 11
                                                            ----------

                          BOLT TECHNOLOGY CORPORATION
              COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
              ---------------------------------------------------



                                                              YEARS ENDED JUNE 30,
                                                              --------------------

                                                  1996         1995         1994        1993        1992
                                              -----------  -----------  -----------  ----------  ----------

Weighted average shares of
     common stock outstanding                   4,971,431    4,967,445    4,912,019   4,799,395   4,711,544

Shares issuable from assumed
     exercise of stock options
     and warrant                                   38,880      183,303    1,412,795   1,425,948   1,137,210
                                               ----------   ----------   ----------  ----------  ----------

          Weighted average shares
          outstanding                           5,010,311    5,150,748    6,324,814   6,225,343   5,848,754
                                               ==========   ==========   ==========  ==========  ==========

Income before extraordinary
     item                                      $1,210,000   $1,953,000   $  829,000  $  476,000  $  265,000

Extraordinary items                                     -            -      234,000     244,000     137,000
                                               ----------   ----------   ----------  ----------  ----------

          Net income                           $1,210,000   $1,953,000   $1,063,000  $  720,000  $  402,000
                                               ==========   ==========   ==========  ==========  ==========

Net income per share

     Income before extraordinary
          items                                $     0.24   $     0.38   $     0.13  $     0.08  $     0.05

     Extraordinary items                                -            -         0.04        0.04        0.02
                                               ----------   ----------   ----------  ----------  ----------

          Net income                           $     0.24   $     0.38   $     0.17  $     0.12  $     0.07
                                               ==========   ==========   ==========  ==========  ==========

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